UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 1, 2006, the United States District Court for The Eastern District Of Pennsylvania approved a Stipulated Order and Settlement Agreement (the “Settlement Agreement”) under which MedaSorb Technologies Corporation (“MedaSorb”) and Purolite International Ltd. and its affiliates (“Purolite”) agreed to the settlement of the action that had been commenced by Purolite in which Purolite claimed ownership rights in certain of MedaSorb’s patents. The Settlement Agreement provides MedaSorb with the exclusive right to use its patented technology and proprietary know how relating to adsorbent polymers for a period of 18 years. Under the terms of the Settlement Agreement, MedaSorb has agreed to pay Purolite royalties of 2.5% to 5% on the sale of certain of its products if and when those products are sold commercially. A copy of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Stipulated Order and Settlement Agreement by and Between Bro-Tech Corporation and Purolite International Ltd. and MedaSorb Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006

MEDASORB TECHNOLOGIES CORPORATION

By: /s/ Al Kraus
Al Kraus,
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description
Exhibit 10.1	Stipulated Order and Settlement Agreement by and Between Bro-Tech Corporation and Purolite International Ltd. and MedaSorb Corporation.